Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File Nos. 33-50282, 33-59083, 33-59623, 33-67918, 33-75846, 333-02525, 333-04875, 333-06533, 333-25923, 333-44613, 333-45289, 333-50461, 333-81337, 333-87243, 333-88506, 333-90247, 333-46284, 333-55666, 333-100027, 333-105877, 333-117769, 333-118050, 333-123306, 333-127610, 333-123439, and 333-130547 of our report dated March 5, 2007, relating to the consolidated financial statements of UnitedHealth Group Incorporated and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement of the consolidated financial statements to reflect certain adjustments resulting from the Company’s historical stock option granting practices as discussed in Note 3 to the consolidated financial statements and an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, as discussed in Note 2 to the consolidated financial statements), our report also dated March 5, 2007 relating to internal control over financial reporting (which report expresses an unqualified opinion), management’s assessment of the effectiveness of internal control over financial reporting, and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of UnitedHealth Group Incorporated for the year ended December 31, 2006.

Minneapolis, MN

March 5, 2007